UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2014, Amarantus Bioscience Holdings, Inc. (the “Company”) entered into a securities purchase agreement pursuant to which the Company agreed to issue 555.55 shares of its Series E Convertible Preferred Stock (”Series E Preferred Stock”) for gross proceeds of $500,000 bringing the total amount received by the Company from the sale of its Series E Preferred Stock to an aggregate of $7,000,000. The majority of the $500,000 were used to pay the extension payment due to Lonza under the exclusive option agreement.

On March 3, 2015, the Company filed a Certificate of Amendment to the Certificate of Designation to its Series E Convertible Preferred Stock to increase the number of Series E Preferred stock to 7,779 shares of Series E Preferred Stock.

The sale of the shares of the Series E Preferred Stock were made upon the same terms and conditions of the Series E Preferred Stock transaction previously disclosed by the Company in its current reports on Form 8-K filed with the Securities and Exchange Commission on November 14, 2014, December 24, 2014 and January 14, 2015.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events

The Company is filing with this 8-K a corporate presentation regarding its Eltoprazine program. The presentation is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference

On February 23, 2015, the Company filed an IND with the U.S. Food and Drug Administration for its Phase 2b clinical trial for Eltoprazine to treat Levodopa-Induced Dyskinesia in patients with Parkinson’s Disease.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Designation of Series E Preferred Stock filed March 3, 2015

99.1	Corporate presentation dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: March 3, 2015	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer